UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2017

PAVMED INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37685	47-1214177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Grand Central Place, Suite 4600, New York, New York	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 949-4319

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On March 20, 2017, PAVmed Inc. (the “Company”) appointed Dennis M. McGrath as its Executive Vice President and Chief Financial Officer. On the same date, Richard F. Fitzgerald resigned as Chief Financial Officer in order to pursue new opportunities.

Mr. McGrath, 60 years old, has served as President and Chief Financial Officer and as a director of PhotoMedex, Inc., a Nasdaq listed company (“PhotoMedex”), since December 2011. While Mr. McGrath will continue at PhotoMedex for a limited period of time following the sale of substantially all of PhotoMedex’s assets in January 2017, Mr. McGrath will devote his best efforts and full time to the business of the Company. He reassumed the role of Chief Financial Officer of PhotoMedex following its reverse merger with Radiancy, Inc. in December 2011, having served as President and Chief Executive Officer and as a director of PhotoMedex from July 2009 to December 2011. He previously served as Chief Financial Officer and Vice President of Finance and Administration of PhotoMedex from January 2000 to June 2009. Prior to PhotoMedex, from February 1999 to January 2000, he served as Chief Operating Officer of Internet Practice, the largest division of AnswerThink Consulting Group, Inc., a Nasdaq listed company specializing in business consulting and technology integration. Concurrently, from August 1999 until January 2000, he was Chief Financial Officer of Think New Ideas, Inc., a Nasdaq listed company specializing in interactive marketing services and business solutions. Mr. McGrath also served as Chief Financial Officer and Executive Vice President of TriSpan, Inc., an internet commerce solutions and technology consulting company, which was acquired by AnswerThink Consulting Group, Inc., from September 1996 to February 1999. Mr. McGrath is a Certified Public Accountant who began his career at Arthur Andersen and holds a B.S. in accounting from LaSalle University. He serves as a director on several boards including DarioHealth Corp. (a Nasdaq listed company), Noninvasive Medical Technologies, Inc. and Cagent Vascular, LLC.

There are no family relationships between Mr. McGrath and any other officer or director of the Company. Mr. McGrath has not engaged in any transactions with the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Employment and Related Agreements

In connection with his appointment, on March 20, 2017, the Company entered into an employment agreement with Mr. McGrath, which provides for him to serve as the Company’s Executive Vice President and Chief Financial Officer. The employment agreement is for a two-year term. Mr. McGrath will receive a base salary of $285,000 per year and will be eligible to earn annual performance bonuses with a target of 50% of his then current base salary, based upon his performance and the Company’s performance over the preceding year, as determined by the Company’s compensation committee. The Company also will reimburse him for up to $2,250 per month to cover temporary housing and travel expenses for up to 12 months. In addition, the

Company granted Mr. McGrath an option to purchase up to 250,000 shares of the Company’s common stock, at an exercise price of $5.95 per share. The option vests in 12 equal quarterly installments on the last day of each fiscal quarter, commencing on June 30, 2017.

If his employment is terminated by the Company without “cause” or by him with “good reason” (as such terms are defined in the employment agreement), Mr. McGrath is entitled to receive his base salary through the date of termination and for a period of six months thereafter (or until the end of the term, if earlier), a pro rata portion of any annual bonus to which he would have been entitled, all valid expense reimbursements, health insurance coverage for six months if he elects continued coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and all accrued but unused vacation pay. If his employment is terminated due to his death or disability, he will be entitled to the same amounts, except he will only be entitled to his base salary through the date of termination and he will not be entitled to continued health insurance coverage. If his employment is terminated by the Company with “cause” or by him without “good reason,” Mr. McGrath will be entitled only to his base salary through the date of termination, valid expense reimbursements and certain accrued but unused vacation pay.

Mr. McGrath’s employment agreement contains provisions protecting the Company’s intellectual property and contains provisions restricting his ability to compete with the Company during his employment and for a period of two years thereafter. The non-compete provisions generally impose restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from our customers for a period of six months following termination, except the restrictions in clause (i) will not apply if he is terminated without “cause” or resigns for “good reason.”

In connection with his appointment, on March 20, 2017, the Company entered into its standard form of indemnification agreement with Mr. McGrath. The indemnification agreement provides for the Company to indemnify Mr. McGrath to the fullest extent permitted by applicable law in the event that, by reason of his relationship with the Company, he is or is threatened to be made a party to or participant in any threatened, pending or completed action or proceeding. The indemnification agreement also provides for the advancement of all reasonable expenses incurred by him in connection with any action or proceeding covered by the indemnification agreement.

Separation and Related Agreements

In connection with his resignation, on March 20, 2017, Mr. Fitzgerald entered into a separation agreement the Company. Pursuant to the separation agreement, Mr. Fitzgerald will execute a general release and waiver in favor of the Company. In consideration of and contingent upon the release, (i) the Company will enter into a consulting agreement with Mr. Fitzgerald, providing for his engagement as an advisor to the Company for a term of three months at a fee of $10,000 per month, (ii) the Company will enter into an amendment to the stock option agreement governing Mr. Fitzgerald’s option to purchase 125,000 shares of the Company’s common stock at $5.00 per share, providing that the option will continue to vest for three months from such resignation and will be exercisable as to the vested portion for three years from such resignation, and (iii) the Company will provide continued health insurance coverage for Mr. Fitzgerald, at the

Company’s expense, until June 30, 2017. The separation agreement includes provisions protecting the Company’s confidential information and restricting Mr. Fitzgerald’s ability, for a period of two years after his resignation, to hire the Company’s employees or solicit or interfere with its customers or other parties with whom it has a contractual relationship.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2017	PAVMED INC.

	By:	/s/ Lishan Aklog
Lishan Aklog, M.D.
Chief Executive Officer

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